UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        COMPOSITE TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     5) Total fee paid:
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
--------------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     3) Filing Party:
--------------------------------------------------------------------------------
     4) Date Filed:
--------------------------------------------------------------------------------

                        COMPOSITE TECHNOLOGY CORPORATION
                                 2026 MCGAW AVE.
                                IRVINE, CA 92614
                               TEL: (949) 428-8500


September 23, 2004

Dear Stockholders:

      You are cordially invited to attend the annual meeting of stockholders of Composite Technology Corporation (the "Company") to be held at 10:00 a.m. (PST) on Thursday, October 28, 2004, at 2026 McGaw Avenue, Irvine, California 92614.

      In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

      We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy by mail, or fax it to us to ensure that your shares are represented.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Composite Technology Corporation.

                                            Very truly yours,

                                            /s/ Benton H Wilcoxon
                                            -----------------------
                                            BENTON H WILCOXON
                                            CHIEF EXECUTIVE OFFICER

                        COMPOSITE TECHNOLOGY CORPORATION
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 2004
             ------------------------------------------------------

To our Stockholders:

The Annual Meeting of Stockholders of Composite Technology Corporation will be held at 10:00 a.m. (PST) on Thursday, October 28, 2004, at 2026 McGaw Avenue, Irvine, California 92614, USA for the following purposes:

      1.    To elect two directors, each to a one-year term;

      2. To ratify the selection of Singer Lewak, as the independent auditor for Composite Technology Corporation;

      3. To approve an increase in the number of shares subject to the 2002 Non-Qualified Stock Compensation Plan by 15 million shares; and

      4. To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on September 8, 2004 are entitled to notice of, and to vote at, the meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Benton H Wilcoxon
                                            --------------------------
                                            Benton H Wilcoxon
                                            Chairman and CEO


IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy, either in the enclosed envelope, which requires no postage if mailed in the United States, or by faxing it to us at (949) 428-8515. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                        COMPOSITE TECHNOLOGY CORPORATION
                                 2026 MCGAW AVE.
                                IRVINE, CA 92614
                               TEL: (949) 428-8500

             -------------------------------------------------------

                                 PROXY STATEMENT

             -------------------------------------------------------


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Composite Technology Corporation to be voted at our 2003 Annual Meeting of Stockholders to be held at 10:00 a.m. (PST) on Thursday, October 28, 2004. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to our Secretary, by submission of a proxy with a later date, or by voting in person at the meeting. A written revocation may be delivered by facsimile at (949) 428-8515. These proxy materials are being mailed to our stockholders on or about September 23, 2004. All monetary information included in this Proxy Statement is stated in U.S. dollars.

A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 is being mailed concurrently herewith to all stockholders of record at the close of business on September 8, 2004. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only stockholders of record at the close of business on September 8, 2004 are entitled to vote at the Annual Meeting. The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 110,692,432 shares. Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. The holders of one third of the outstanding shares (36,897,478 shares) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with applicable law, the election of directors shall be by a plurality of the votes cast, while the approval of all other proposals shall be by a majority of the votes cast. Shares which abstain from voting as to these matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters ("broker non-votes"), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

SOLICITATION

We will  bear  the  cost of  solicitation  of  proxies,  including  expenses  in connection with preparing and mailing this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

                        COMPOSITE TECHNOLOGY CORPORATION
                                 2026 MCGAW AVE.
                                IRVINE, CA 92614
                               TEL: (949) 428-8500

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.

PROPOSAL 1:       ELECTION OF DIRECTORS

Two directors are to be elected to our Board of Directors at the Annual Meeting. Each director will hold office for a term of one-year or until his successor is elected and qualified. The Board of Directors has nominated Benton H Wilcoxon and C. William Arrington to serve as directors. All of the nominees currently serve on our Board of Directors.

Neither Mr. Wilcoxon nor Mr. Arrington are: (i) parties to any material proceedings adverse to the Company; and (ii) during the past five years, has:

1. Filed a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Been subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

      i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

      ii.   Engaging in any type of business practice; or

      iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Been subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; or

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

NOMINEES FOR ELECTION

BENTON H WILCOXON, AGE 54

Mr. Wilcoxon has been our Chief Executive Officer since November 3, 2001 and Chairman of the Board since February 2002. Currently he is also the acting Chief Financial Officer of the Company as well. From 1998 to 2001, he was a consultant for Magnesium Alloy Corporation, a Canadian company involved in the development of magnesium salt deposits and served as a Director from 1998 until December 2003. Between 1998 and 2000 he was a consultant to Macallan & Callanish Ltd., regarding business in Russia and Ukraine. Mr. Wilcoxon held senior positions with Ashurst Technology Ltd., a Bermuda corporation, from 1991 to 1997, culminating as Chairman, Chief Executive Officer and President. Ashurst Technology Ltd. commercialized advanced materials technologies, primarily from the Ukraine.

C. WILLIAM ARRINGTON, AGE 63

Mr. Arrington has been our President since November 3, 2001 and a Director since February 2002. Mr. Arrington has headed his own consulting firm for more than the past five years. He has over 30 years experience in the electrical energy industry, both generation and transmission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AS A DIRECTOR.

PROPOSAL 2:       RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board of Directors requests that stockholders ratify its selection of Singer Lewak Greenbaum & Goldstein LLP, as our independent auditor for the 2004-2005 fiscal year. If the stockholders do not ratify the selection of Singer Lewak Greenbaum & Goldstein LLP, the Board of Directors will select another firm of accountants. Representatives of Singer Lewak Greenbaum & Goldstein LLP will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR THE  SELECTION  OF SINGER  LEWAK
GREENBAUM & GOLDSTEIN LLP, AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE 2004-2005 FISCAL YEAR.

OUR APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS AUDITOR

AUDIT FEES

The following table sets forth fees billed to the Company by SW Hatfield, CPA for services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002 and by Singer Lewak Greenbaum & Goldstein LLP for services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2003 and for: (i) services that were reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported as Audit Fees,
(ii) services rendered in connection with tax compliance, tax advice and tax planning, and (iii) all other fees for services rendered. There were no fees paid for services rendered that were not audit or review or attest services.

                                 September 30, 2003    September 30, 2002
                                 ------------------    ------------------

(i)         Audit Fees           $        91,955       $         15,431
(ii)        Audit Related Fees   $         3,722       $          1,830
(iii)       Tax Fees             $             -       $            908
(iv)        All Other Fees       $             -       $              -

PROPOSAL 3: INCREASE THE NUMBER OF SHARES INCLUDED IN THE COMPOSITE TECHNOLOGY CORPORATION 2002 NON-QUALIFIED STOCK COMPENSATION PLAN

The following discussion is qualified in its entirety by the terms and provisions of the Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan.

On February 27, 2002 our Board of Directors adopted and a majority of our stockholders approved the 2002 Non-Qualified Stock Compensation Plan (the "2002 Plan"). The purpose of the 2002 Plan is to attract and retain employees (including officers) and consultants and, by providing equity participation, incentivize these individuals to achieve objectives that are in the best interests of the stockholders and the Company. We achieve these purposes by granting to employees and consultants options to purchase the Company's common stock or a grant of stock. The options which can be granted to any individual who provides services to us that are not in relation to a capital raising transaction.

The 2002 Plan may be administered by the Company's Board of Directors or by a committee. Currently the 2002 Plan is administered by the Board of Directors. In administering the 2002 Plan, the Board of Directors may construe and interpret the 2002 Plan, define terms, prescribe, amend and rescind rules related to the 2002 Plan, determine who receives options, whether the options will be incentive options or non-qualifed options, and decide the timing of the grant, the number of shares included in the grant, the exercise price, the duration of the option and any vesting conditions.

We initially reserved 9,000,000 shares of our common stock for grants made under the 2002 Plan. On February 17, 2003, an additional 5,000,000 shares were authorized for the 2002 Plan, bringing the total number of shares subject to the 2002 Plan to 14,000,000 shares.

Awards of 13,828,029 shares are currently outstanding (all other awards have lapsed or terminated) and there are currently 171,971 more shares available for awards.

The Company currently has not allocated any shares to any specific person or group of persons under the 2002 Plan. The Board of Directors or plan administrator may make awards under the 2002 Plan to any eligible person.

When options are granted, the receipient enters into a written agreement. Unless the agreement states otherwise, options begin to vest 6 months after the date of grant and continue vesting, at the rate of 1/18, every 3 months thereafter. If the option granted vests according to this schedule, it is fully vested five years after the date of grant.

If a recipient's employment is terminated "for cause", the option will terminate on the date of the recipient's termination. If a recipient's employment is terminated for any reason other than "cause", death or disability, the option will terminate three months after the recipient's employment is terminated. If a recipient's employment is terminated due to his death or disability, the option will terminate one year following that event. Irrespective of the manner in which a recipient's employment is terminated, any unvested options terminate immediately upon termination of employment.

Options may not be transferred except by Will or the laws of descent and distribution. Non-qualified options may be transferred pursuant to a qualified domestic relations order.

Options shall have an exercise price and exercise term as determined by the Board of Directors in accordance with the 2002 Plan. Options may be exercised by the payment of cash, or with shares of the Company's common stock. "Cashless" option exercises are also permissible under the 2002 Plan, but only by special authorization of the Board of Directors.

A recipient will not recognize any taxable income at the time a non-qualified option is granted. However, upon exercise of a non-qualified option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient's exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

There is no tax consequence to the Company as a result of either the grant or the vesting of non-qualified stock options. However, if an employee fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), the Company would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option. The Company is required to withhold FICA, Medicare and federal income taxes from both employees and former employees upon disqualified dispositions of incentive stock options. The Company is also subject to FICA, Medicare and FUTA on the amounts that are deemed to be wages.

As of September 8, 2004, the fair market value of the common stock underlying the remaining outstanding options that may be exercised through the 2002 Plan was $1.90 per share.

We are asking your  approval to add an  additional  15,000,000  shares of common stock to the 2002 Plan. We believe that stock options continue to be an excellent tool for recruiting and incentivizing employees and consultants. We have also been able to conserve cash that would be used for the payment of services to consultants by including options as a component of such compensation. We believe that an inability to include options as an element of compensation will put us at a disadvantage when we recruit employees and will make it harder for us to keep employees that are valuable to us. We also believe that an inability to use options as an element of compensation for consultants will work to our disadvantage, as there may be times when we require the services of a consultant but do not have sufficient cash to pay for the services. Based on the foregoing discussion, the Board of Directors requests that stockholders approve the following resolution in connection with the 2002
Plan:

RESOLVED, that the Board of Directors be, and it hereby is, authorized to set aside and reserve, for purposes of the Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan, an additional 15,000,000 shares of the Company's common stock, beyond the 14,000,000 shares of common stock currently set aside, such amount to be adjusted from time-to-time as may be necessary in order to satisfy the capital adjustment provisions of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK INCLUDED IN THE COMPOSITE TECHNOLOGY CORPORATION 2002 NON-QUALIFIED STOCK COMPENSATION PLAN.

                          BOARD AND COMMITTEE MEETINGS

During 2003, the Board of Directors held no telephone meetings. During 2003, the Board of Directors also acted by written consent in lieu of holding meetings.

                     COMPENSATION OF THE BOARD OF DIRECTORS

Our directors did not receive any cash compensation for their services during the last fiscal year. In his capacity as an officer, Mr. Wilcoxon received an option to purchase 2,000,000 shares of our common stock (see the section titled, "Executive Compensation) while Mr. Arrington received an option to purchase 2,000,000 shares for his services as an officer. The options were granted at an exercise price of $0.53 per share, the fair market value on the date of grant.

Each director is eligible to participate in the Plan. Grants of options from the Plan are discretionary and are subject to the approval of the Board of Directors. The final approval of the above grants of options will be subject to the review of a committee established by the Board to review the grant.

              COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors, in care of our address or in care of the address shown in the table of beneficial ownership set forth on page [9]. If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

           ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS' MEETING

Each of the members of the Board of Directors will be required to attend the Annual Meeting of our stockholders.

                              REPORT ON COMMITTEES

The Company currently does not have any standing committees.

                             NOMINATION OF DIRECTORS

We do not have a standing nominating or compensation committee. Our Board of Directors is made up of two members, none of whom are "independent." Nominees to the Board of Directors were selected and approved by our Board of Directors.

The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Board of Directors has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Proxy Statement in the section titled "Stockholder Proposals".

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

      o     Minimum, relevant employment experience;

      o Familiarity with generally accepted accounting principles and the preparation of financial statements;

      o     Post secondary education or professional license;

      o     Previous experience as a Board member of an operating company;

      o The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

Our goal is to seek to achieve a balance of knowledge, experience and capability on our Board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we don't have a stated minimum criteria for nominees. The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Board of Directors has not received a nominee from a stockholder who is not also an officer or director of Ableauctions. Each nominee to our Board of Directors expressed a willingness to serve during the 2004 fiscal year and, based on a review of their qualifications, were deemed to be suitable candidates for nomination.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 8, 2004, regarding the beneficial ownership of our common stock by any person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by directors and executive officers, and by all of our directors and executive officers as a group.



Name and Address             Amount and Nature of
                             Beneficial Ownership of
                             Common Stock                  Percent of Class(1)
--------------------------------------------------------------------------------

Benton H Wilcoxon               19,477,312(2)                   17.59%
2026 McGaw Ave
Irvine, CA 92614

C. William Arrington            20,250,512(3)                   18.29%
2026 McGaw Ave
Irvine, CA 92614

Dominic J. Majendie                675,000(4)              Less than 1%
Dunston House/Duston corner
Hemingstone
United Kingdom IP6 9QD

G. William Harrison              5,764,461(5)                    5.20%
26218 James Drive
Grosse IL MI 48138


All current directors
and executive officers as
a group (2 persons)             40,402,824                      36.50%

-------------------------
(1) Based on an aggregate of 110,692,432 shares outstanding as of September 8, 2004.
(2) Mr. Wilcoxon is the CEO and Director of the Company. The number of shares he beneficially owns includes gifts to family members in 2002 of 439,200 shares; gifts to family members and a research association totaling 240,000 shares in 2003; and gifts to family in early 2004 totaling 94,000 shares.
(3)   Mr. Arrington is the President and Director of the Company.
(4) Mr. Majendie became the corporate Secretary of the Company in August 2004. The number of shares he beneficially owns includes an option to purchase up to 1,000,000 shares of common stock, of which 425,000 shares may be exercised within the next 60 days.
(5) G. William Harrison, an outsider who is not a director or officer of the Company. In accordance with his reports of his holdings, the number of shares he owns or controls: George W. Harrison, III Trust (538,318 shares); Kathleen M. Harrison Trust (440,322 shares); Bridgestone Capital Group, LLC (Mr. Harrison is Chairman of the Board and President) (1,000 shares); and Red Guard Industries, Inc. (Mr. Harrison is Chairman of the Board) (4,784,821 shares) and consists of options exercisable to acquire 1,262,475 shares of common stock.

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder of our common stock, or any associate or any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2003 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below shows, for the last three fiscal years, compensation paid or accrued to our chief executive officer and the four most highly paid executive officers serving at fiscal year end whose total compensation exceeded $100,000. These officers are referred to as the "named executive officers."



                                             SUMMARY COMPENSATION TABLE
                                ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                      ----------------------------------------  -----------------------------------------
                                                                          AWARDS              PAYOUTS
                                                                -----------------------------------------
                                                    OTHER                       RESTRICTED
                       FISCAL                       ANNUAL       SECURITIES     SHARES OR
                        YEAR                        COMPEN-        UNDER        RESTRICTED     LTIP      ALL OTHER
 NAME AND PRINCIPAL    ENDED   SALARY     BONUS     SATION      OPTION/SAR      SHARE UNITS    PAYOUTS    COMPEN-
      POSITION          (1)     (US$)     (US$)     (US$)       GRANTED (#)       (US$)        (US$)      SATION
---------------------------------------------------------------------------------------------------------------------
BENTON H WILCOXON       2003    120,000      Nil       Nil      See Note*          Nil          Nil         Nil
CEO                     2002     60,000      Nil       Nil            Nil          Nil          Nil         Nil
                        2001     30,000      Nil       Nil        635,216          Nil          Nil         Nil

C. WILLIAM              2003    120,000      Nil       Nil      See Note*          Nil          Nil         Nil
ARRINGTON               2002     60,000      Nil       Nil            Nil          Nil          Nil         Nil
President               2001       0         Nil       Nil        635,216

BRENT N.                2003     30,000      Nil       Nil        750,000          Nil          Nil         Nil
ROBBINS                                      Nil       Nil            Nil          Nil          Nil         Nil
CFO (former)


On August 13, 2003 Benton Wilcoxon and C. William Arrington were granted 2 million options each at a strike price of $0.53. These options were granted subject to the approval of an independent committee established by the Board of Directors to review Director's remuneration. It is anticipated that this committee will report before the end of 2004.

(1) Year ended September 30.

OPTION GRANTS IN THE LAST FISCAL YEAR

      During the fiscal year ended September 30, 2003, we granted the following stock options to our executive officers:

                           OPTION/SAR GRANTS FOR LAST
                        FISCAL YEAR-INDIVIDUAL GRANTS(1)

                  Number of         % of Total
                 Securities    Options/SARs Granted
                 Underlying       to Employees in
                Options/SARs        Fiscal Year          Exercise    Expiration
Name             Granted (#)                            Price ($/sh)    Date
--------------------------------------------------------------------------------
Brent Robbins      750,000             100%                $0.53        2011


The following table provides information as to the number and value of unexercised options to purchase CTC Common Stock held by the named executive officers at September 30, 2003. None of the named executive officers exercised any options during the fiscal year ended September 30, 2003.


                           Number of Securities Underlying             Value of Unexercised In-the-Money
                           Unexercised Options at Fiscal Year-         Options at Fiscal Year-End ($)
         Name              End (#) Exercisable/Unexercisable           Exercisable/Unexercisable
         ----              ---------------------------------           -------------------------

Benton H Wilcoxon               635,216(1) / 0                           $1,232,319.04 / $0
C. William Arrington            635,216(1) / 0                           $1,232,319.04 / $0
Brent N. Robbins                50,000 / 700,000(2)                       $97,000 / $1,358,000


(1) On August 13, 2003, Benton Wilcoxon and C. William Arrington were granted 2 million options each at a strike price of $0.53. These options were granted sunject to the approval of an independent committee established by the Board of Directors to review Director's remuneration. It is anticipated that this committee will report before the end of 2004.

(2) 120,765 of these options issued to Mr Robbins were exercised on January 29, 2004 following the departure of Mr Robbins and the remaining 629,235 were cancelled.

                    INFORMATION ON EQUITY COMPENSATION PLANS

The following table sets forth information regarding our compensation plans and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services.


                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                Number of securities
             Plan Category                Number of securities to       Weighted-average         remaining available
                                          be issued upon exercise       exercise price of        for future issuance
                                          of outstanding options       outstanding options

Equity Compensation Plans approved by         13,828,029                   $0.46                       171,971
security holders.

Equity Compensation Plans not approved                 0                       0                             0
by security holders.
                                 TOTAL        13,828,029                   $0.46                       171,971


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Between December 21, 2001 and February 11, 2002, Red Guard made five (5) short-term working capital loans to the Company aggregating $57,000. Each respective loan was for a term of six months and bore interest at 10 1/2% per annum. On September 30, 2002, the Company and Red Guard consummated a transaction whereby Red Guard exchanged 100.0% of the issued and outstanding Series A Preferred Stock; all accrued, but unpaid, dividends; certain short-term working capital loans; and all accrued, but unpaid, interest in return for certain of the Company's investment interests in other companies.

Prior to the consummation of the transactions contemplated by the Reorganization Agreement, Glenn Little was the controlling stockholder of the Company, owning 8,548,899 shares of Common Stock. On November 3, 2001, as part of the transactions contemplated by the Reorganization Agreement, he contributed, without consideration, 3,116,515 shares of Common Stock to the Company for cancellation. In addition, for his services in connection with the transaction, he was issued 185,000 shares of Common Stock.

                         CHANGE IN INDEPENDENT AUDITORS

Dismissal of S. W. Hatfield, CPA

On October 21, 2003, the Board of Directors of Composite Technology Corporation (Company) terminated the independent certified accounting firm of S. W. Hatfield, CPA of Dallas, TX (SWHCPA) as the Company's independent auditors. The termination of SWHCPA was made by the Board of Directors, in consultation with SWHCPA, based on the anticipated growth of the Company's operations in excess of the capacities of SWHCPA in the foreseeable future.

No  accountant's  report on the financial  statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended September 30, 2002 and 2001) and from October 1, 2002 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended September 30, 2002 and 2001) and from October 1, 2002 to the date of this Report.

Engagement of Singer Lewak Greenbaum & Goldstein LLP

Prior to the formal dismissal of S. W. Hatfield, CPA, the Board of Directors authorized the engagement of Singer Lewak Greenbaum & Goldstein LLP of Los Angeles, California ("Singer"), as its new independent auditors for the fiscal year ending September 30, 2003. During the Company's two most recent fiscal years ended September 30, 2002, and the subsequent interim periods through the date of this Report, the Company did not consult with Singer regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. As of October 24, 2003, a formal engagement letter with Singer Lewak Greenbaum & Goldstein, LLP has been executed.

                              STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at Composite Technology Corporation, 2026 McGaw Ave. Irvine, CA 92614 and must be received by December 31, 2004. Any stockholder proposal for next year's annual meeting submitted after December 31, 2004 will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

                                  OTHER MATTERS

We are not aware of any other business to be acted on at the meeting. If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.

                                     *******

                        COMPOSITE TECHNOLOGY CORPORATION
              2026 McGaw Ave., Irvine, CA 92614 Tel: (949) 428-8500

        IF YOU WOULD LIKE TO FAX YOUR VOTE, PLEASE FAX TO (949) 428-8515.

PROXY:   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Composite Technology Corporation (the "Company") hereby appoints BENTON H WILCOXON and C. WILLIAM ARRINGTON, and each of them, as the attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Thursday, October 28, 2004 at 10:00 a.m. at 2026 McGaw Avenue, Irvine, California 92614, USA, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 - Election of Directors:  (Check one only)
           o FOR all two nominees listed below
           o WITHHOLD AUTHORITY to vote for all two nominees for director listed below
           o FOR all two nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through. (Nominees: Benton H Wilcoxon and C. William Arrington)

PROPOSAL 2 - The ratification of the selection of Singer Lewak Greenbaum & Goldstein LLP as independent auditor of the Company for the fiscal year ending September 30, 2004.

                          o FOR      o AGAINST      o ABSTAIN

PROPOSAL 3 - Increase the number of shares included in the composite technology corporation 2002 non-qualified stock compensation plan.

                          o FOR      o AGAINST      o ABSTAIN

CONSENT TO RECEIVE FUTURE MATERIAL BY EMAIL OR ON A CD-ROM MAILED TO YOU

                          o YES      o NO     IF EMAIL, PROVIDE ADDRESS ________

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the proposal to ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as our independent auditor, and "FOR" approval of the increase the number of shares included in the composite technology corporation 2002 non-qualified stock compensation plan. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

                                      Dated:                              , 2004
                                             ----------------------------


                                         ----------------------------------
                                         (Stockholder's Name and Signature)

Note: Please mark, date and sign this proxy card and fax or return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.